UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XEROX CORPORATION
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL L.P.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

JONATHAN CHRISTODORO

KEITH COZZA

JAFFREY (JAY) A. FIRESTONE

RANDOLPH C. READ

DARWIN DEASON

MENDA CONSULTING LLC

GIOVANNI VISENTIN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED APRIL 18, 2018]

2018 ANNUAL MEETING OF SHAREHOLDERS

OF

XEROX CORPORATION

PROXY STATEMENT

DATED [        ] [   ], 2018

OF

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL L.P.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

JONATHAN CHRISTODORO

KEITH COZZA

JAFFREY (JAY) A. FIRESTONE

RANDOLPH C. READ

DARWIN DEASON

MENDA CONSULTING LLC

GIOVANNI VISENTIN

To Our Fellow Xerox Shareholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to Shareholders (“Shareholders”) of Xerox Corporation, 201 Merritt 7, Norwalk, Connecticut 06851-1056 (“Xerox,” the “Corporation” or the “Company”) in connection with the solicitation of proxies by Carl C. Icahn (together with the Icahn Participants (as hereinafter defined), “Icahn”), Darwin Deason (“Deason” and, together with Icahn, “Icahn/Deason”) and the other Participants (as hereinafter defined), to be used at the 2018 Annual Meeting (the “Annual Meeting”) of Shareholders of Xerox which is scheduled to be held at [   ], at [   ] local time, on [     ] [  ], 2018, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Shareholders on or about [    ] [  ], 2018.

Proposal 1 — Election of Directors

At the Annual Meeting, the Participants will seek to elect to the Board of Directors (“Board”) of Xerox the following persons (each a “Nominee” and collectively, the “Nominees”):

JONATHAN CHRISTODORO

KEITH COZZA

JAFFREY (JAY) A. FIRESTONE

RANDOLPH C. READ

Icahn/Deason believe that the Nominees’ business experience, as well as their knowledge of operations, investments, corporate finance, mergers and acquisitions and corporate governance, would be extremely beneficial to Xerox and, therefore, its shareholders. Icahn/Deason also believe that each Nominee is a strong shareholder-oriented individual who is well qualified to serve as a member of the Board and will help represent the best interests of the Company’s shareholders. Each of our Nominees has consented to being named in this Proxy Statement and, if elected, to serve as a director.

On February 18, 2018, Deason filed an action in the Supreme Court of the State of New York, New York County, No. 650675/2018 (“Deason I”), in which he asserted claims against Xerox, FUJIFILM Holdings Corporation (“Fujifilm”), the ten current Xerox directors (the “Director Defendants”), and former Xerox CEO and director Ursula Burns (“Burns”) for breach of fiduciary duty against the Director Defendants, aiding and abetting breaches of fiduciary duty against Fujifilm, and fraud against Xerox, the Director Defendants and Burns.  All of Deason’s claims arise out of Xerox’s failure to disclose the terms of its agreements with Fujifilm and Fuji Xerox, a joint venture between Xerox and Fujifilm, and the negotiation and approval by the Board of the proposed change of control transaction announced by Xerox on January 31, 2018, in which Xerox and Fuji Xerox would be combined and Fujifilm would become the owner of 50.1% of the outstanding shares of Xerox (the “Proposed Transaction”). In his complaint, Deason sought, inter alia, money damages and preliminary and permanent injunctive relief enjoining the defendants from proceeding with the Proposed Transaction.

On March 2, 2018, Deason filed a second action in the same court, No. 650998/2018 (“Deason II”), in which he asserted claims against Xerox and the Director Defendants for breach of fiduciary duty arising from the refusal of the Board to waive Xerox’s advance notice By-Law and permit Deason to nominate a slate of directors to be voted on at the Annual Meeting. In Deason II, Deason seeks preliminary and permanent injunctive relief enjoining the Director Defendants from enforcing the advance notice By-Law and permitting Deason to nominate a slate of directors. On March 6, the court ordered that Deason I and Deason II be consolidated.

Following expedited discovery, Deason filed Amended Complaints in both Deason I and Deason II on April 13, 2018. Deason’s motions for preliminary injunctions in both cases are scheduled for an evidentiary hearing before Justice Barry R. Ostrager on April 26, 2018. If Deason obtains preliminary and permanent injunctive relief in Deason II, then Deason intends to nominate a slate of ten new directors for Annual Meeting, which may or may not include some or all of the Nominees.

Under the proxy rules we may only solicit proxies for our Nominees, which would result in limiting the ability of Shareholders that would like to vote for our Nominees to fully exercise their voting rights to vote for up to a full complement of ten directors. Alternatively, we may solicit proxies in support of our Nominees and also seek authority to vote for all of the Xerox nominees other than those Xerox nominees we specify. This would enable a Shareholder who desires to vote for up to a full complement of ten director nominees to use the GOLD proxy card to vote for our Nominees as well as the Xerox nominees for whom we are seeking authority to vote other than those nominees as to which the Shareholder specifically withholds our authority to vote for. We have determined to nominate a slate of four Nominees, Mr. Christodoro, Mr. Cozza, Mr. Firestone and Mr. Read and are seeking authority to vote for up to all of the Xerox nominees other than Jeffrey Jacobson, Robert J. Keegan, Charles Prince and Ann Reese. As a result, should a Shareholder so authorize us, on the GOLD proxy card, we would cast votes for our four Nominees and six Xerox nominees. None of the Xerox nominees for whom we seek authority to vote has agreed to serve with any of our Nominees, if elected.

THE PARTICIPANTS URGE YOU TO VOTE THE GOLD PROXY CARD FOR MR. CHRISTODORO, MR. COZZA, MR. FIRESTONE AND MR. READ AS DIRECTORS.

The Nominees and each of the other Participants have no interest in Xerox other than through the beneficial ownership (if any) of shares of Common Stock, $1 par value, of Xerox (the “Common Stock”) or other securities (if any) of Xerox, except as disclosed herein, including the Annexes hereto, and as follows:

•                  Each of Mr. Christodoro, Mr. Firestone and Mr. Read is a party to an agreement in the form attached hereto as Annex B (each a “Nominee Agreement”), pursuant to which an affiliate of Mr. Icahn has agreed to pay $15,000 to such Nominee and to indemnify such Nominee with respect to certain costs incurred by such Nominee in connection with the proxy contest relating to the Annual Meeting.

•                  Mr. Christodoro owns beneficially 8,554 of the Corporation’s deferred stock units, but otherwise Mr. Christodoro does not own beneficially any shares of Common Stock.

•                  Mr. Cozza has an interest in Xerox indirectly through his ownership of 2,000 depositary units of Icahn Enterprises L.P., an affiliate of Mr. Icahn.

•                  Menda Consulting LLC (“Menda”) is a party to a Consulting & Agency Agreement (the “Consulting Agreement”), pursuant to which an affiliate of Mr. Icahn has agreed to pay Menda a weekly fee during the proxy contest and to indemnify Menda and its principal Giovanni “John” Visentin with respect to certain costs incurred by Menda and/or Mr. Visentin in connection with the proxy contest relating to the Annual Meeting. The Consulting Agreement was filed with the Securities and Exchange Commission on March 14, 2018 as an exhibit to Amendment No. 11 to the Schedule 13D filed by Icahn in respect of the Company and is incorporated herein by reference. At your request to Harkins Kovler, LLC, at the phone numbers set forth below, Icahn will provide you with a copy of the Consulting Agreement, without charge, by first class mail or other equally prompt means, within one business of the receipt of your request.

MR. CHRISTODORO, MR. COZZA, MR. FIRESTONE AND MR. READ ARE EACH COMMITTED TO ACTING IN THE BEST INTEREST OF ALL SHAREHOLDERS OF XEROX. THE PARTICIPANTS URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR MR. CHRISTODORO, MR. COZZA, MR. FIRESTONE AND MR. READ AS DIRECTORS.

IMPORTANT

According to Xerox’s Preliminary Proxy Statement (as hereinafter defined) and Xerox’s Restated Certificate of Incorporation, because the election is a contested election as defined in Xerox’s Restated Certificate of Incorporation, the 10 nominees who receive the greatest number of “FOR” votes cast by the holders of Common Stock at a meeting at which a quorum is present in person or represented by proxy, will be elected as director. Abstentions, failures to vote and broker non-votes are not considered votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purpose of determining the nominee receiving the greatest number of “FOR” votes.  The election of the Nominees requires the affirmative vote of a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present in person or represented by proxy. As a result, your vote is extremely important. We urge you to mark, sign, date, and return the enclosed GOLD proxy card to vote FOR the election of each Nominee.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY XEROX.  IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, EXECUTING A VOTE VIA INTERNET OR TELEPHONE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “VOTING PROCEDURES” AND “PROXY PROCEDURES” BELOW.

If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to cancel your prior given proxy card.  You must have written authority from the record owner to vote the shares of Common Stock in its name at the meeting.  Contact Harkins Kovler, LLC at the number shown in this Proxy Statement for assistance or if you have any questions.

If you have any questions or require any assistance in executing your proxy, please call:

Harkins Kovler, LLC

Shareholders call toll-free:  +1 (800) 339-9883

Banks and Brokerage Firms call:  +1 (212) 468-5380

Email: XRX@HarkinsKovler.com

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge by email request at XRX@HarkinsKovler.com.

Only holders of record of Common Stock as of the close of business on [     ] [  ], 2018 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof.  According to the preliminary proxy statement of Xerox filed with the Securities and Exchange Commission on April 10, 2018 (“Xerox’s Preliminary Proxy Statement”) for the Annual Meeting, as of the Record Date, there were outstanding [          ] shares of Common Stock. Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of Xerox held on the Record Date.

As of the Record Date, Icahn beneficially owned an aggregate of [        ] shares of Common Stock, representing approximately [  ]% of the outstanding shares of Common Stock, and Deason beneficially owned an aggregate of [        ] shares of Common Stock, representing approximately [   ]% of the outstanding shares of Common Stock, for a combined total of [        ] shares of Common Stock, representing approximately [   ]% of the outstanding shares of Common Stock. Icahn and Deason, respectively, intend to vote all such shares of Common Stock which they beneficially own FOR the election of the Nominees.

VOTE FOR THE NOMINEES BY USING THE ENCLOSED GOLD PROXY TO VOTE TODAY — BY TELEPHONE, BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Participants in Solicitation of Proxies

In addition to the Nominees (who are Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read), the participants in the solicitation of proxies (the “Icahn Participants”) from Shareholders of Xerox include the following: Carl C. Icahn, a citizen of the United States of America, High River Limited Partnership, a Delaware limited partnership (“High River”), Hopper Investments LLC, a Delaware limited liability company (“Hopper”), Barberry Corp., a Delaware corporation (“Barberry”), Icahn Partners LP, a Delaware limited partnership (“Icahn Partners”), Icahn Partners Master Fund LP, a Delaware limited partnership (“Icahn Master”), Beckton Corp., a Delaware corporation (“Beckton”), Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), IPH GP LLC, a Delaware limited liability company (“IPH”), Icahn Capital LP, a Delaware limited partnership (“Icahn Capital”), Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”).

Icahn Partners, Icahn Master and High River (collectively, the “Icahn Parties”), are entities controlled by Mr. Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Icahn Parties are deemed to beneficially own, in the aggregate, 23,456,087 shares of Common Stock, representing approximately 9.21% of the Corporation’s outstanding shares of Common Stock (based upon the 254,673,473 shares of Common Stock stated to be outstanding as of January 31, 2018 by the Corporation in the Corporation’s Annual Report on Form 10-K for

the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018).

High River has sole voting power and sole dispositive power with regard to 4,691,218 shares of Common Stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Act”) the shares of Common Stock which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes.

The Icahn Parties have agreed to act in concert with Deason and his affiliates with respect to the solicitation of proxies in connection with the Annual Meeting and/or the Proposed Transaction. Based on the foregoing, the Icahn Parties and Deason and his affiliates have formed a “group” within the meaning of Section 13(d)(3) of the Act. The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the shares of Common Stock beneficially owned by the Icahn Parties and all of the shares of Common Stock beneficially owned by Deason and his affiliates. Such group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act), in the aggregate, 38,778,428 shares of Common Stock (including 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Deason and his affiliates), constituting approximately 15.23% of the shares of Common Stock outstanding (based upon the 254,673,473 shares of Common Stock stated to be outstanding as of January 31, 2018 by the Corporation in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018). However, the Icahn Parties expressly disclaim beneficial ownership of the 15,322,341 shares of Common Stock beneficially owned by Deason and his affiliates (including the 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Deason and his affiliates). The Icahn Parties expressly retain the sole voting and investment power of the shares of Common Stock that the Icahn Parties beneficially own.

The Participants may also include Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read. Mr. Cozza is an employee of Icahn Enterprises and Mr. Christodoro is a former employee of Icahn Capital. From time to time, Messrs. Cozza, Christodoro and Firestone have served on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control such entities, Messrs. Cozza, Christodoro and Firestone receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Mr. Christodoro owns beneficially 8,554 of the Corporation’s deferred stock units, but otherwise Mr. Christodoro does not own beneficially any shares of Common Stock. Messrs. Cozza, Firestone and Read do not own beneficially any shares of Common Stock, although Mr. Cozza has an interest in Xerox indirectly through his ownership of 2,000 depositary units of Icahn Enterprises. Messrs. Christodoro, Firestone and Read are each party to a Nominee Agreement. Messrs. Christodoro, Cozza, Firestone and Read will not otherwise receive any special compensation in connection with the solicitations of proxies from stockholders of the Corporation.

In addition, the Participants may include Darwin Deason. Mr. Deason is Chairman of Deason Capital Services, LLC. Mr. Deason owns beneficially 15,322,341 shares of Common Stock, including 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share. Mr. Deason will not otherwise receive any special compensation in connection with the solicitations of proxies from stockholders of the Corporation.

The principal business address of Mr. Deason is c/o Deason Capital Services, LLC, 5956 Sherry Ln, Suite 800, Dallas, TX 75225.

The Participants may also include Menda and its principal Mr. Visentin. Menda is party to the Consulting Agreement, pursuant to which the Icahn Parties have agreed to pay certain fees to Menda and to indemnify and hold harmless Menda and Mr. Visentin with respect to certain costs incurred in connection with the solicitations of proxies from shareholders of the Corporation. The Icahn Parties believe the anticipated cost of engaging Menda and Mr. Visentin to assist in the solicitations of proxies from shareholders of the Corporation will be approximately $300,000 to $500,000. Menda and Mr. Visentin will not otherwise receive any special compensation in connection with the solicitation of proxies from shareholders of the Corporation.

Neither Menda nor Mr. Visentin own beneficially any shares of Common Stock. The principal business address of Menda and Mr. Visentin is 65 Winthrop Drive, Riverside, Connecticut 06878.

Annex A attached hereto sets forth, as to the Nominees and the other Participants, all transactions in securities of Xerox effected during the past two years and their beneficial ownership of securities of Xerox.

With respect to each Participant (including the Nominees), except as set forth herein or in any of the Annexes attached hereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Xerox, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant’s associates have any arrangement or understanding with any person with respect to (A) any future employment by Xerox or its affiliates or (B) any future transactions to which Xerox or any of its affiliates will or may be a party.

BACKGROUND TO THE SOLICITATION

On November 23, 2015, Icahn filed a Schedule 13D (the “Schedule 13D”) with the Securities and Exchange Commission (the “SEC”) disclosing aggregate beneficial ownership of approximately 7.13% of the outstanding Shares (including Shares underlying forward contracts that were beneficially owned by Icahn at such time). Icahn stated the following in the Schedule 13D: “The Reporting Persons acquired their positions in the Shares in the belief that the Shares were undervalued. The Reporting Persons intend to have discussions with representatives of the Issuer’s management and board of directors relating to improving operational performance and pursuing strategic alternatives, as well as the possibility of board representation.”

On December 14, 2015, Icahn filed an amendment to the Schedule 13D with the SEC disclosing an increase in the aggregate beneficial ownership of Icahn to approximately 8.13% of the outstanding Shares.

On January 29, 2016, Icahn filed an amendment to the Schedule 13D with the SEC disclosing an increase in the aggregate beneficial ownership of Icahn to approximately 9.12% of the outstanding Shares and announcing that Icahn and the Company had entered into an agreement (the “Initial Settlement Agreement”) pursuant to which, among other things, the Company agreed to: (i) announce the Company’s intention to consummate a transaction (the “Spin-off”) pursuant to which the Company’s business process outsourcing unit (“Conduent”) would be separated from the Company’s document technology business into its own publicly traded company; (ii) schedule its 2017 annual meeting of shareholders to be held no later than March 31, 2017 if the Spin-off was not completed by the end of 2016; (iii) appoint one observer designated by Icahn (who was Jonathan Christodoro) to the Board to advise the Board’s search committee on identifying an external CEO candidate for Conduent; and (iv) appoint three persons designated by Icahn to the Board of Directors of Conduent.

On May 12, 2016, Icahn entered into a Confidentiality Agreement with Xerox (the “Confidentiality Agreement”) so that Xerox could share information with Icahn about, among other things, the progress and timing of the Spin-off and the process of finding a successor to Ursula Burns.

On June 27, 2016, Icahn filed an amendment to the Schedule 13D with the SEC disclosing that in late April and early May Icahn had increased its aggregate beneficial ownership to approximately 9.78% of the outstanding Shares and announcing that Icahn and the Company had entered into a second agreement (the “Second Settlement Agreement”) pursuant to which, among other things, (i) the Company agreed to appoint Mr. Christodoro (the “Icahn Designee”) to the Board and (ii) Icahn agreed to certain standstill obligations that would remain in effect so long as, among other things, the Icahn Designee remained on the Board.

In the late fall of 2016, Xerox informed Icahn that the Board was considering adding additional directors, including Gregory Q. Brown. In response, Carl Icahn informed Xerox that he would be supportive of Mr. Brown being added to the Board and suggested that, if the Board was going to add additional directors, the Board should also consider appointing Cheryl Gordon Krongard to the Board.

On December 31, 2016, the Company completed the Spin-off that was the subject of the Initial Settlement Agreement.

On January 1, 2017, Ms. Krongard became a member of the Board.

On January 26, 2017, Mr. Brown became a member of the Board.

On May 16, 2017, Mr. Icahn and Mr. Christodoro had dinner with the Company’s Chief Executive Officer (Jeff Jacobson), Chief Financial Officer (Bill Osbourn) and Head of Competitiveness and Performance Optimization (Bob Brody). At the dinner, Mr. Icahn expressed to Mr. Jacobson that he was disappointed with the Company’s performance and future projections, that he was quickly losing confidence in Mr. Jacobson and that he may seek to replace Mr. Jacobson as Chief Executive Officer.

In July 2017, the Board formed a new committee, comprised of Mr. Christodoro, Mr. Brown, Ms. Reese and Mr. Keegan, to search for a new Chief Executive Officer to replace Jeff Jacobson.

On October 23, 2017, Xerox informed Icahn that the Company would nominate Mr. Christodoro for election at the Annual Meeting.

In late November 2017, after learning that certain members of the Board were advocating the Company abruptly and dramatically change course on a number of significant issues, Mr. Icahn suggested that Xerox consider extending the deadline for shareholders to make proposals and nominate directors at the Annual Meeting, which Xerox ultimately declined to do.

On multiple occasions in early December, Mr. Icahn and Mr. Christodoro discussed the abrupt and dramatic change of course with Mr. Keegan, the Chairman of the Board. As a result of these discussions, Mr. Icahn and Mr. Christodoro each determined that they were not confident in the ability of the longer-tenured members of the Board, including Mr. Keegan, Mr. Prince and Ms. Reese specifically, to successfully navigate the situation they were now in. Therefore, on December 8, 2017, Mr. Christodoro resigned from the Board and stated the following:

As you know, the Board has been addressing issues I consider vital to Xerox’s current and future wellbeing. Until the last few weeks, it appeared that the Board’s decisions would be consistent with my views on the best interests of Xerox and our shareholders. It now appears, however, that the Board will make decisions and take Xerox in a direction with which I strongly disagree.

My resignation terminates the [Second Settlement Agreement]. I will be joining [Icahn] and its other nominees, Keith Cozza, Jay Firestone and Randolph Read, in seeking election to the Board. Both during the campaign and if re-elected as a director, I will advocate my views and urge the Board to get back on track and make decisions that are in the best interests of Xerox and our shareholders.

Later that day, Icahn provided written notice to Xerox that Icahn was nominating the Nominees for election to the Board at the Annual Meeting. Shortly thereafter, Sarah McConnell,

the General Counsel of Xerox, sent Icahn a reminder that, notwithstanding Mr. Christodoro’s resignation from the Board, Icahn was still bound by the Confidentiality Agreement not to disclose any of Xerox’s confidential information.

On December 11, 2017, Icahn filed an amendment to the Schedule 13D with the SEC disclosing that Mr. Christodoro had resigned and that Icahn had notified Xerox of its intention to nominate the Nominees for election to the Board at the Annual Meeting.

On January 22, 2018, Icahn filed an amendment to the Schedule 13D and Deason filed his own Schedule 13D, each stating Icahn and Deason had agreed to act in concert with respect to certain matters, including, without limitation, efforts to replace Mr. Jacobson as Chief Executive Officer of Xerox and the solicitation of proxies for the Annual Meeting.

On January 31, 2018, Xerox disclosed for the first time (i) that it had entered into definitive agreements to consummate the Proposed Transaction and (ii) copies of the agreements governing the Fuji Xerox joint venture.

On February 12, 2018, Icahn and Deason released a joint statement announcing their opposition to the Proposed Transaction. In addition, on such date Icahn filed an amendment to the Schedule 13D disclosing a decrease in the aggregate beneficial ownership of Icahn to approximately 9.21% of the outstanding Shares.

On February 20, 2018, Icahn and Deason released a joint statement with further information about their opposition to the Proposed Transaction.

On March 2, 2018, Icahn and Deason released a joint statement explaining their view that the Company needs a strategy that is grounded in reality, not wishful thinking.

On March 14, 2018, Icahn filed an amendment to the Schedule 13D with the SEC disclosing that Icahn had engaged Giovanni (“John”) Visentin as a consultant in connection with opposing the Proposed Transaction and seeking to have the Nominees elected to the Board at the Annual Meeting.

On April 17, 2018, Icahn and Deason released a presentation providing additional information about their opposition to the Proposed Transaction and the reasons they believe Xerox shareholders need to elect the Nominees to the Board at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Article I, Section 6 of the By-laws of Xerox (the “By-laws”) provides that nominations of persons for election to the Board may be made “…by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 6.”  On December 8, 2017, High River, a record holder of Common Stock, delivered timely notice in accordance with Article I, Section 6 of the By-laws and otherwise in accordance with the By-laws, notifying Xerox that High River intends to nominate and will seek to elect at the Annual Meeting each of Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read to the Board. Each Nominee, if elected, would serve a one-year term and until a successor has been duly elected and qualified. Background information about each of the Nominees is set forth below and in the Annexes attached hereto.

According to Xerox’s Preliminary Proxy Statement, the Board intends to nominate ten candidates for election as directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read, and to enable Shareholders to vote for the Xerox nominees other than Jeffrey Jacobson, Robert J. Keegan, Charles Prince and Ann Reese. Therefore, should a Shareholder so authorize us, we will cast votes for our four Nominees and the six Xerox nominees who are not Jeffrey Jacobson, Robert J. Keegan, Charles Prince and Ann Reese. None of such Xerox nominees for whom we seek authority to vote have agreed to serve with any of our Nominees, if elected.

If elected, the Nominees will be a minority of the directors and will not alone be able to adopt resolutions. However, the Nominees expect to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Nominees believe they can effect positive change at the Company.

Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as further described in Annex A. Mr. Christodoro, Mr. Firestone and Mr. Read are each a party to a Nominee Agreement. In addition, Mr. Christodoro owns beneficially 8,554 of the Corporation’s deferred stock units, but otherwise Mr. Christodoro does not own beneficially any shares of Common Stock. Mr. Cozza has an interest in Xerox indirectly through his ownership of 2,000 depositary units of Icahn Enterprises. Except as disclosed in this Proxy Statement, including the Annexes attached hereto, none of the Nominees will receive any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation.

Each of the Nominees would be considered independent under the independence requirements of the New York Stock Exchange and the independence standards applicable to Xerox under paragraph (a)(1) of Item 407 of Regulation S-K under the Act.

MR. JONATHAN CHRISTODORO, age 42

Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 to February 2017. Mr.

Christodoro was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of: PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide, since July 2015; Lyft, Inc., a mobile ride-sharing application, since May 2015; Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013); and Herbalife Ltd., a nutrition company, since April 2013. Mr. Christodoro was previously a director of Xerox from June 2016 to December 2017. Mr. Christodoro was also previously a director of: Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, from August 2015 to August 2017; American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017; Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., a global commerce and payments company, from March 2015 to July 2015; and Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Xerox, PayPal, eBay, Lyft, Cheniere, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Based upon Mr. Christodoro’s extensive financial expertise, as well as his service on other boards, and his education, Icahn/Deason believe that Mr. Christodoro has the requisite set of skills to serve as a Board member of Xerox.

MR. KEITH COZZA, age 39

Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; Herbalife Ltd., a nutrition company, since April 2013; and Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive

Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals Inc., a metal recycling company. Mr. Cozza was previously: a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of FCX Oil & Gas Inc., a wholly-owned subsidiary of Freeport-McMoRan Inc., from October 2015 to April 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals, and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Freeport-McMoRan, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Mr. Cozza is employed as President and Chief Executive Officer of Icahn Enterprises, an affiliate of Mr. Icahn, in at-will capacity, pursuant to which he is paid a base salary of approximately $1.5 million and a discretionary cash bonus. In connection with his employment with Icahn Enterprises, Mr. Cozza received aggregate compensation of approximately $5,522,144 for the year ended December 31, 2017, $4,068,515 for the year ended December 31, 2016, approximately $4,079,964 for the year ended December 31, 2015 and approximately $3,514,851 for the year ended December 31, 2014.

Based upon Mr. Cozza’s impressive background as an executive officer and board member of various companies, Icahn/Deason believe that Mr. Cozza has the requisite set of skills to serve as a Board member of Xerox.

MR. JAFFREY (JAY) A. FIRESTONE, age 61

Mr. Firestone has served as Chairman and Chief Executive Officer at Prodigy Pictures Inc., a leader in the production of quality film, television and cross-platform media, since 2006. Previously, Mr. Firestone established Fireworks Entertainment in 1996 to produce, distribute and finance television programs and feature films. In 1998, Fireworks Entertainment was acquired by CanWest Global Communications Corporation and Mr. Firestone was named Chairman and Chief Executive Officer and oversaw the company’s Los Angeles and London based television operations as well as its Los Angeles feature film division, Fireworks Pictures. In addition, Mr. Firestone oversaw the company’s interest in New York based IDP Distribution, an independent distribution and marketing company formed by Fireworks in 2000 as a joint venture with Samuel Goldwyn Films and Stratosphere Entertainment. Mr. Firestone has served as a director of Voltari Corporation, a mobile data services provider indirectly controlled by Carl C. Icahn, since July 2011. Mr. Firestone has served on the board of directors for the Academy of Canadian Cinema and Television and the Academy of Television Arts and Sciences International Council in Los Angeles. Mr. Firestone received a Bachelor of Commerce (Honors) from McMaster University and a Chartered Accountants Designation from the Institute of Charter Accountants of Ontario.

Based upon Mr. Firestone’s significant senior leadership experience in media and strong background in operations and management, having served in various executive roles,

Icahn/Deason believe that Mr. Firestone has the requisite set of skills to serve as a Board member of Xerox.

MR. RANDOLPH C. READ, age 65

Mr. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC, an investment fund, since 2009. Mr. Read has served as an independent director of New York REIT, Inc., a publicly traded real estate investment trust, since December 2014, including as non-executive chairman of its board of directors since June 2015. Mr. Read has served as an independent director of Business Development Corporation of America, a business development company, since December 2014. Mr. Read also served as an independent director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the non-executive chairman of the board of directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 through October 2016. Mr. Read serves on one advisory board and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

Based upon Mr. Read’s extensive financial expertise and his having served on a number of public and private boards, Icahn/Deason believe that Mr. Read has the requisite set of skills to serve as a Board member of Xerox.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF MR. CHRISTODORO, MR. COZZA, MR. FIRESTONE AND MR. READ BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF MR. CHRISTODORO, MR. COZZA, MR. FIRESTONE AND MR. READ AND THE XEROX NOMINEES OTHER THAN JEFFREY JACOBSON, ROBERT J. KEEGAN, CHARLES PRINCE AND ANN REESE.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to Xerox’s Preliminary Proxy Statement, Xerox is soliciting proxies with respect to three other proposals. Please refer to Xerox’s Preliminary Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. In addition, these proposals are outlined below. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL OF THE SHARES OF COMMON STOCK REPRESENTED BY YOUR GOLD PROXY CARD FOR PROPOSAL 2, AGAINST PROPOSAL 3, AND AGAINST ON PROPOSAL 4 LISTED BELOW.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to Xerox’s Preliminary Proxy Statement, the Company will also solicit proxies with respect to a proposal for Shareholders to ratify the appointment of PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2018. Please refer to Xerox’s Preliminary Proxy Statement for a discussion of such proposal.  The Participants intend to vote, and recommend that you vote, “FOR” this proposal.

PROPOSAL 3 — ADVISORY VOTE ON 2017 COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to Xerox’s Preliminary Proxy Statement, the Company will also solicit proxies with respect to a proposal for the Shareholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Xerox’s Preliminary Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure. Please refer to the Xerox’s Preliminary Proxy Statement for a discussion of such proposal. The Participants intend to vote, and recommend that you vote, “AGAINST” this proposal.

PROPOSAL 4 — ADJOURNMENT OF THE MEETING

According to Xerox’s Preliminary Proxy Statement, if there are insufficient votes at the time of the Annual Meeting to approve Proposals 1, 2 and 3, Xerox may propose to adjourn the Annual Meeting for the purpose of soliciting additional proxies to approve Proposals 1, 2 and 3.  Please refer to Xerox’s Preliminary Proxy Statement for a discussion of such proposal. The Participants intend to vote, and recommend that you vote, “AGAINST” on this proposal.

OTHER PROPOSALS

The Participants and their affiliates know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

According to Xerox’s Preliminary Proxy Statement, Xerox’s Restated Certificate of Incorporation, the By-laws and applicable law, holders of shares of Common Stock, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

According to Xerox’s Preliminary Proxy Statement, because the election is a contested election as defined in Xerox’s Restated Certificate of Incorporation, the 10 nominees who receive the greatest number of “FOR” votes cast by the holders of Common Stock at a meeting at which a quorum is present in person or represented by proxy, will be elected as director. Abstentions, failures to vote and broker non-votes are not considered votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purpose of determining the nominee receiving the greatest number of “FOR” votes.

Voting “WITHHOLD” with respect to any Company nominee on the WHITE proxy card is NOT the same as voting “FOR” our Nominees on the GOLD proxy card because withholding on any Company nominee on its WHITE proxy card will revoke any previous proxy submitted by you, including any vote you may have made for the Nominees. The only way to support the Nominees is to vote “FOR” the Nominees on the GOLD proxy card and to disregard, and not return, any WHITE proxy card that you receive from the Company.

A quorum must be present, in person or by proxy, in order for the Company to hold the Annual Meeting. A quorum is the presence by person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.  The shares of Common Stock represented by a proxy marked “withhold” or “abstain” and broker non-votes (as described below) will be considered present at the Annual Meeting for purposes of determining a quorum.

BROKER NON-VOTES

If you hold your shares of Common Stock through a bank, broker or other nominee and do not provide voting instructions to the record holder of the shares of Common Stock, your shares of Common Stock will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. In this case, a “broker non-vote” occurs. Shares of Common Stock constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether Shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

The election of directors at the Annual Meeting is a “non-routine matter” and brokers do not have discretionary authority to vote your shares of Common Stock on “non-routine matters.” Therefore, unless you provide specific voting instructions to your broker, your broker will not have discretionary authority to vote your shares of Common Stock for the election of directors at the Annual Meeting and your shares of Common Stock will not be voted for the election of directors. If your shares of Common Stock are held in street name, your broker or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares of Common Stock by following the instructions provided on the voting instruction card.

UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BROKER HOLDING YOUR SHARES ON YOUR BEHALF, THE BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES FOR ANY OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT OR FOR THE ELECTION OF DIRECTORS.

According to Xerox’s Preliminary Proxy Statement and applicable law, the approval of Proposal 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM — requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

According to Xerox’s Preliminary Proxy Statement and applicable law, the Shareholder vote on Proposal 3 — ADVISORY VOTE ON 2017 COMPENSATION OF NAMED EXECUTIVE OFFICERS — is advisory and will not be binding on the Board. However, in order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

According to Xerox’s Preliminary Proxy Statement, the Shareholder vote on Proposal 4 — ADJOURNMENT OF THE MEETING — is advisory and will not be binding on the Company’s Board. However, in order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will therefore have the same effect as a vote against the proposal. Brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Therefore, broker non-votes will have no effect on this proposal.

As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.                   Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;

2.                   Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record.

3.                   Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record; or

4.                   Vote in person by attending the Annual Meeting. Written ballots will be distributed to Shareholders who wish to vote in person at the Annual Meeting.  If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please call the telephone number listed on the GOLD proxy card.  Proxies may also be submitted over the Internet.  Please refer to the GOLD proxy card for the website information.  In each case Shareholders will be required to provide the unique control number which has been printed on each Shareholder’s GOLD proxy card.  In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided by a recorded telephone message for those Shareholders submitting proxies by telephone or at the designated website for those Shareholders submitting proxies over the Internet.  Shareholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, prepaid envelope.  All valid proxies received prior to the meeting will be voted.  If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR JONATHAN CHRISTODORO FOR DIRECTOR; (II) FOR KEITH COZZA FOR DIRECTOR; (III) FOR JAFFREY (JAY) FIRESTONE FOR DIRECTOR; (IV) FOR RANDOLPH READ FOR DIRECTOR; (V) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY XEROX TO SERVE AS DIRECTORS, OTHER THAN JEFFREY JACOBSON, ROBERT J. KEEGAN, CHARLES PRINCE AND ANN REESE; (VI) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (VII) AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; (VIII) AGAINST ADJOURNMENT OF THE ANNUAL MEETING; AND (IX) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

Harkins Kovler, LLC

Shareholders call toll-free:  +1 (800) 339-9883

Banks and Brokerage Firms call:  +1 (212) 468-5380

Email: XRX@HarkinsKovler.com

PROXY PROCEDURES

IN ORDER TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR USE THE GOLD PROXY CARD TO VOTE BY TELEPHONE OR INTERNET.

The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Shareholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares of Common Stock after the Record Date.  Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the GOLD proxy card, even if you sell such shares of Common Stock after the Record Date.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO SUPPORT THE NOMINEES AND VOTE AS RECOMMENDED BY THE PARTICIPANTS AT THE ANNUAL MEETING PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

REVOCATION OF PROXIES

Any Shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•                       submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any WHITE proxy cards which you may have submitted to Xerox;

•                       submitting a properly executed, subsequently dated WHITE proxy card that will revoke all prior proxy cards, including any GOLD proxy cards which you may have submitted to Xerox;

•                       instructing Icahn/Deason by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);

•                       attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•                       delivering written notice of revocation either to Icahn/Deason c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-9404, or the Secretary of Xerox.

Although a revocation is effective if delivered to Xerox, Icahn/Deason request that either the original or a copy of any revocation be mailed to Icahn/Deason c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-9404, so that Icahn/Deason will be aware of all revocations.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO XEROX, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE GOLD PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED WITH RESPECT TO THE GOLD PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO ICAHN/DEASON OR TO THE SECRETARY OF THE COMPANY.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by Mr. Icahn, Mr. Deason, Mr. Christodoro, Mr. Cozza, Mr. Firestone, Mr. Read, Mr. Visentin and certain employees of Icahn Enterprises and Deason.

Icahn Capital has retained Harkins Kovler, LLC (“Harkins Kovler”) to conduct the solicitation, for which Harkins Kovler is to receive a fee of up to $175,000. Icahn Capital has agreed to indemnify Harkins Kovler against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to Harkins Kovler pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that Harkins Kovler will employ up to 40 persons to solicit proxies from Xerox’s Shareholders for the Annual Meeting.

The total expenditures in furtherance of, or in connection with, the solicitation of proxies is approximately $150,000 to date, and is estimated to be approximately $750,000 in total. The cost of such expenditures will be borne by the Icahn Parties and/or Deason. The Icahn Parties and Deason have agreed to split certain costs associated with this solicitation based on their pro rata ownership of all shares of Common Stock beneficially owned by Icahn and Deason (including the 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Deason and his affiliates) as of January 22, 2018.

The Icahn Parties and Deason intend to seek reimbursement from the Company of all expenses they incur in connection with this solicitation. Neither the Icahn Parties nor Deason intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL INFORMATION

Certain information regarding the securities of Xerox held by Xerox’s directors, management and 5% Shareholders is contained in the Xerox’s Preliminary Proxy Statement. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Shareholders of Xerox must be received by Xerox for inclusion in the Xerox’s Preliminary Proxy Statement and form of proxy for that meeting is also contained in the Xerox’s Preliminary Proxy Statement. This information is expected to be contained in Xerox’s public filings. The Participants take no responsibility for the accuracy or completeness of such information contained in Xerox’ public filings.

Date:  [       ] [   ], 2018

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL L.P.

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

JONATHAN CHRISTODORO

KEITH COZZA

JAFFREY (JAY) A. FIRESTONE

RANDOLPH C. READ

DARWIN DEASON

MENDA CONSULTING LLC

GIOVANNI VISENTIN

ANNEX A

SECURITY OWNERSHIP OF THE PARTICIPANTS

(1) Title of Class	(2) Name of Beneficial Owner(1)	(3) Amount of Beneficial Ownership		(4) Percent of Class(2)
Common Stock, $ par value (“Shares”)	High River	4,691,218		1.84%
Shares	Icahn Partners	11,130,555		4.37%
Shares	Icahn Master	7,634,314		3.00%
Shares	Darwin Deason	15,322,341	(3)	6.02%

In addition, Jonathan Christodoro owns beneficially 8,554 of the Corporation’s deferred stock units, but otherwise Mr. Christodoro does not own beneficially any shares of Common Stock

(1)  Please note that each stockholder listed in this table is the direct beneficial owner of the Shares set forth under the heading “(3) Amount of Beneficial Ownership” and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading “Description of Beneficial Ownership and Beneficial Owners.”

(2)  Please note that percentages of ownership set forth in this column were calculated based on the 254,673,473 Shares stated to be outstanding as of January 31, 2018 by the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018.

(3)  Includes 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by such beneficial owner.

Description of Beneficial Ownership and Beneficial Owners

Barberry Corp., a Delaware corporation (“Barberry”), is the sole member of Hopper Investments LLC, a Delaware limited liability company (“Hopper”), which is the general partner of High River. Beckton Corp., a Delaware corporation (“Beckton”) is the sole shareholder of Icahn Enterprises G.P. Inc., a Delaware corporation (“Icahn Enterprises GP”), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Holdings”). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company (“IPH”), which is the general partner of Icahn Capital L.P., a Delaware limited partnership (“Icahn Capital”). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership (“Icahn Onshore”) and Icahn Offshore LP, a Delaware limited partnership (“Icahn Offshore”). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of Icahn Master. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn (“Mr. Icahn,” and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the “Icahn Beneficial Owners” and each of them an “Icahn Beneficial Owner”). As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Holdings.

The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises L.P. and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds, including Icahn Partners and Icahn Master, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

The Icahn Parties and the Icahn Beneficial Owners may be deemed to beneficially own, in the aggregate, 23,456,087 Shares, representing approximately 9.21% of the Company’s outstanding Shares (based upon the 254,673,473 Shares stated to be outstanding as of January 31, 2018 by the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018).

High River has sole voting power and sole dispositive power with regard to 4,691,218 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the Shares which Icahn Master directly beneficially owns.

The Icahn Parties have agreed to act in concert with Deason and his affiliates with respect to the solicitation of proxies in connection with the Annual Meeting and/or the Proposed Transaction. Based on the foregoing, the Icahn Parties and Deason and his affiliates have formed a “group” within the meaning of Section 13(d)(3) of the Act. The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Icahn Parties and all of the Shares beneficially owned by Deason and his affiliates. Such group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act), in the aggregate, 38,778,428 Shares (including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Deason and his affiliates), constituting approximately 15.23% of the Shares outstanding (based upon the 254,673,473 Shares stated to be outstanding as of January 31, 2018 by the Corporation in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018). However, the Icahn Parties expressly disclaim beneficial ownership of the 15,322,341 Shares beneficially owned by Deason and his affiliates (including the 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Deason and his affiliates). The Icahn

Parties expressly retain the sole voting and investment power of the Shares that the Icahn Parties beneficially own.

Two Year Summary Table:

The following table indicates the date of each purchase and sale of Shares by the Participants within the past two years, and the number of Shares in each such purchase and sale.

Name	Date	Shares Purchased (Sold)(1)
High River	4/27/2016	113,750.00
High River	4/28/2016	75,000.00
High River	4/29/2016	100,000.00
High River	5/2/2016	26,399.25
High River	5/3/2016	17,500.00
High River	1/31/2018	(131,500.00)
High River	2/1/2018	(99,874.00)
High River	2/2/2018	(906.00)
High River	2/5/2018	(28,002.00)

Icahn Partners	4/27/2016	278,289.75
Icahn Partners	4/28/2016	175,537.25
Icahn Partners	4/29/2016	234,050.25
Icahn Partners	5/2/2016	74,979.75
Icahn Partners	5/3/2016	41,005.75
Icahn Partners	1/31/2018	(164,317.00)
Icahn Partners	2/1/2018	(238,550.00)
Icahn Partners	2/2/2018	(2,151.00)
Icahn Partners	2/5/2018	(66,656.00)

Icahn Master	4/27/2016	176,710.25
Icahn Master	4/28/2016	124,462.75
Icahn Master	4/29/2016	165,949.75
Icahn Master	5/2/2016	30,616.75
Icahn Master	5/3/2016	28,994.25
Icahn Master	1/31/2018	(361,685.00)
Icahn Master	2/1/2018	(160,946.00)
Icahn Master	2/2/2018	(1,475.00)
Icahn Master	2/5/2018	(45,353.00)

Darwin Deason	4/4/2016	(4,250)
Darwin Deason	3/13/2017	(10,000)
Darwin Deason	10/6/2017	(11,000)

(1) Shares adjusted to reflect Xerox’s one-for-four share split on June 14, 2017.

Shares purchased by each of the Icahn Parties are maintained in margin accounts that include positions in securities in addition to the Shares. As of April 13, 2018, the indebtedness of (i) High River’s margin account was approximately $0.3 million, (ii) Icahn Partners’ margin account was approximately $10.3 million, and (iii) Icahn Master margin account was approximately $7.7 million.

Shares held by Darwin Deason are maintained in margin accounts that include positions in securities in addition to the Shares. As of April 13, 2018, there was no outstanding indebtedness on these accounts.

ANNEX B

ICAHN CAPITAL LP

December 8, 2017

To the undersigned potential nominee:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as a director of Xerox Corporation (“Xerox”) in connection with a proxy contest with management of Xerox in respect of the election of directors of Xerox at the 2018 Annual Meeting of Shareholders of Xerox (the “Annual Meeting”), expected to be held in or around May 2018, or a special meeting of stockholders of Xerox called for a similar purpose (the “Proxy Contest”).

Icahn Capital LP (“Icahn”) agrees to pay the costs of the Proxy Contest.

In addition, upon public disclosure of your agreement to be nominated for election at the Annual Meeting, you will be entitled to be paid $15,000 by us, unless you are elected to serve as a director of Xerox at the Annual Meeting or in connection with a settlement of the Proxy Contest by Icahn and Xerox, in which case you will become entitled to receive from Xerox the same compensation paid to all other non-employee directors and will not receive any payment from us in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by us, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by us and Xerox, or (iii) the withdrawal of the Proxy Contest by us, in each case following public disclosure of your agreement to be nominated for election at the Annual Meeting.

You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire (the “Questionnaire”) in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Xerox and for use in creating the proxy material to be sent to stockholders of Xerox and to be filed with the Securities and Exchange Commission. You have agreed that (A) you will immediately complete and sign the Questionnaire and return it to Mr. Jesse A. Lynn, General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4331, Email: jlynn@sfire.com, and (ii) your responses to the questions contained in the Questionnaire will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the instrument we have supplied you consenting to being nominated by Icahn, or an affiliate thereof, for election as a director of Xerox and, if elected, consenting to serving as a director of Xerox. Upon being notified that we have chosen you, we may forward that instrument and your completed Questionnaire to Xerox.

Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Xerox on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not defending, indemnifying or holding you harmless for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Xerox’s Board of Directors or for any actions taken by you as a director of Xerox, if you are elected or appointed. Nothing herein shall be construed to provide you a defense, indemnity or the right to be held harmless: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for defense, indemnification or being held harmless hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected to the Board of Directors of Xerox all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Xerox and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Xerox.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

ICAHN CAPITAL LP

By:
		Name:	Keith Cozza
		Title:	Chief Operating Officer

Agreed to and Accepted as
of the date first above written:

Name:

[Icahn Nominee Letter — Xerox Corporation]

IMPORTANT

1.             If your shares of Common Stock are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, Harkins Kovler, LLC, in the postage-paid envelope provided.

2.             If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares of Common Stock.

3.             If you have already submitted a WHITE proxy card to Xerox for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominee by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to Xerox.  You may also submit your later-dated proxy by using the enclosed GOLD proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

Harkins Kovler, LLC

Shareholders call toll-free: +1 (800) 339-9883

Banks and Brokerage Firms call: +1 (212) 468-5380

Email: XRX@HarkinsKovler.com

XEROX CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

[        ] [  ], 2018

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

MR. CARL C. ICAHN, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., MR. JONATHAN CHRISTODORO, MR. KEITH COZZA, MR. JAFFREY (JAY) A. FIRESTONE, MR. RANDOLPH C. READ, MR. DARWIN DEASON, MENDA CONSULTING LLC, AND MR. GIOVANNI VISENTIN (the “Participants”)

VOTING CONTROL NUMBER:

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE

YOUR SHARES IN THE SAME MANNER AS IF YOU HAD RETURNED YOUR PROXY CARD.

WE ENCOURAGE YOU TO USE THESE COST EFFECTIVE AND CONVENIENT WAYS OF

VOTING, 24 HOURS A DAY, 7 DAYS A WEEK.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE +1 (888) 693-8683, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 6:00 a.m. Eastern Daylight Time on [      ] [  ], 2018.

Visit the Internet voting Web site at www.cesvote.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 6:00 a.m. Eastern Daylight Time on [      ] [  ], 2018.

Simply sign and date your proxy card and return it in the postage-paid envelope to Icahn/Deason, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-9404. If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

Your vote, whether by Internet, telephone or mail, must be received no later than

6:00 a.m. Eastern Daylight Time on [      ] [  ], 2018 to be included in the voting results.

Detach Here

XEROX CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

[        ] [  ], 2018

GOLD PROXY CARD	GOLD PROXY CARD

This proxy is solicited by:

MR. CARL C. ICAHN, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., MR. JONATHAN CHRISTODORO, MR. KEITH COZZA, MR. JAFFREY (JAY) A. FIRESTONE, MR. RANDOLPH C. READ, MR. DARWIN DEASON, MENDA CONSULTING LLC, AND MR. GIOVANNI VISENTIN (the “Participants”)

The undersigned hereby appoints and constitutes each of Louis J. Pastor and Jesse Lynn, (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Xerox Corporation (“Xerox”) to be held on [        ] [  ], 2018 at 10:00 a.m. Eastern Daylight Time at [                  ], and at any adjournments or postponements or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of Xerox held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS GOLD PROXY CARD WILL VOTE YOUR SHARES: (I) FOR MR. JONATHAN CHRISTODORO FOR DIRECTOR; (II) FOR MR. KEITH COZZA FOR DIRECTOR; (III) FOR MR. JAFFREY (JAY) A. FIRESTONE FOR DIRECTOR; (IV) FOR MR. RANDOLPH C. READ FOR DIRECTOR; (V) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY XEROX CORPORATION TO SERVE AS DIRECTORS, OTHER THAN JEFFREY JACOBSON, ROBERT J. KEEGAN, CHARLES PRINCE AND ANN REESE; (VI) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (VII) AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; (VIII) AGAINST ADJOURNMENT OF THE ANNUAL MEETING; AND (IX) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge by online request at XRX@HarkinsKovler.com.

SIGN, DATE AND MAIL YOUR PROXY TODAY

UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET,

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY.  YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 6:00 AM, EASTERN DAYLIGHT TIME, ON [          ] [   ], 2018, TO BE INCLUDED IN THE VOTING RESULTS.

[X]          PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE PARTICIPANTS RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.	Election of directors — Nominees:	☐	☐	☐
	(01) Mr. Jonathan Christodoro	FOR ALL	WITHHELD	FOR ALL
	(02) Mr. Keith Cozza	NOMINEES	FROM ALL	EXCEPT
	(03) Mr. Jaffray (Jay) Firestone	NOMINEES
(04) Mr. Randolph C. Read

PLUS the persons who have been nominated by Xerox to serve as directors, other than Jeffrey Jacobson, Robert J. Keegan, Charles Prince and Ann Reese.  The Participants are NOT seeking authority to vote for and WILL NOT exercise any authority to vote for Jeffrey Jacobson, Robert J. Keegan, Charles Prince and Ann Reese. There is no assurance that any of the Xerox nominees will serve as directors if any or all of the Nominees are elected to the Board. You should refer to the proxy statement and form of proxy distributed by Xerox for the names, background, qualifications and other information concerning the Xerox nominees.

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY XEROX CORPORATION TO SERVE AS DIRECTORS OTHER THAN JEFFREY JACOBSON, ROBERT J. KEEGAN, CHARLES PRINCE AND ANN REESE BY WRITING THE NAMES OF SUCH NOMINEES FOR WHOM YOU WISH TO WITHHOLD AUTHORITY BELOW. YOUR SHARES WILL BE THEN VOTED FOR THE REMAINING NOMINEE(S).

THE PARTICIPANTS RECOMMEND A VOTE “FOR” IN PROPOSAL 2 BELOW; “AGAINST” IN PROPOSAL 3 BELOW, AND “AGAINST” IN PROPOSAL 4 BELOW.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approval, on an advisory basis, of the 2017 compensation of the Company’s named executive officers.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Please be sure to sign and date this Proxy.

Signature(s) of Shareholder(s)	Date

Signature(s) if held jointly	Date

Title, if any

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign.  When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.